Exhibit 99.3

Designated Filer:	Warburg Pincus (Bermuda) Private Equity X, LLC
Issuer & Ticker Symbol:	Laredo Petroleum, Inc. [LPI]
Date of Event Requiring Statement:	March 5, 2015

Joint Filers’ Signatures

WARBURG PINCUS (BERMUDA) PRIVATE EQUITY X, LLC
By:	Warburg Pincus (Bermuda) Private Equity X, L.P., its Sole Member
By: Warburg Pincus (Bermuda) X, L.P., its General Partner
By: Warburg Pincus (Bermuda) X, Ltd., its General Partner
By: Warburg Pincus (Bermuda) Private Equity Ltd., its Sole Shareholder

By:	/s/ Steven G. Glenn		Date:	March 6, 2015
	Name:	Steven G. Glenn
	Title:	Authorised Signatory

WARBURG PINCUS (BERMUDA) PRIVATE EQUITY X, L.P.
By:	Warburg Pincus (Bermuda) X, L.P., its General Partner
By: Warburg Pincus (Bermuda) X, Ltd., its General Partner
By: Warburg Pincus (Bermuda) Private Equity Ltd., its Sole Shareholder

By:	/s/ Steven G. Glenn		Date:	March 6, 2015
	Name:	Steven G. Glenn
	Title:	Authorised Signatory

WARBURG PINCUS (BERMUDA) X, L.P.
By:	Warburg Pincus (Bermuda) X, Ltd., its General Partner
By: Warburg Pincus (Bermuda) Private Equity Ltd., its Sole Shareholder

By:	/s/ Steven G. Glenn		Date:	March 6, 2015
	Name:	Steven G. Glenn
	Title:	Authorised Signatory

WARBURG PINCUS (BERMUDA) X, LTD.
By:	Warburg Pincus (Bermuda) Private Equity Ltd., its Sole Shareholder

By:	/s/ Steven G. Glenn		Date:	March 6, 2015
	Name:	Steven G. Glenn
	Title:	Authorised Signatory

WARBURG PINCUS (BERMUDA) PRIVATE EQUITY LTD.

By:	/s/ Steven G. Glenn		Date:	March 6, 2015
	Name:	Steven G. Glenn
	Title:	Authorised Signatory